MARKETING SERVICES AGREEMENT

This **MARKETING SERVICES AGREEMENT** dated as of July 24, 2013 (this "Agreement"), by and between BIO-SOLUTIONS CORP. (the "Company"), and DAMON R DEVITT (the "Producer/Talent or "Damon R Devitt"). Each of the Company and Producer are sometimes herein also called a "Party" and collectively the "Parties".

WHEREAS, the Company desires to retain Damon R Devitt to provide the Services (as hereinafter defined) to the Company, and Damon R Devitt desires to provide the Services to the Company, upon the terms, provisions and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Retention of Consultant.

(a) The Company hereby retains Damon R Devitt to provide the Services to the Company during the Engagement Period (as hereinafter defined), and Damon R Devitt hereby agrees to provide the Services to the Company during the Engagement Period, all upon the terms, provisions and conditions contained in this Agreement.

(b) The retention of Damon R Devitt hereunder is on a non-exclusive basis. Accordingly, Damon R Devitt may provide services to other persons and entities similar to the Services.

2. Services.

(a) The "Services" to be provided by Damon R Devitt shall consist of, and shall be defined for purposes of this Agreement as the following:

1. Talent, Produce and create a professional 30-minute infomercial for Type2Defense (the "Product") with the goal of developing product messaging and positioning that is seamlessly integrated with corporate strategy and the achievement of near and long-term sales objectives. It will provide the proper direct response and retail positioning, product presentation, demonstration of customer benefits, variety of compelling testimonials, and strong CTAs (calls-to-action) to motivate maximum response.

2. Develop an abridged version of infomercial for Internet marketing on social networks. Use direct Internet advertising to attract customers and improve product recognition and brand identity on the net.

3. Develop a 4 Color Print Ad, targeting industry specific magazines.

4. Provide media-buying services for placement of the long form infomercial for a period of two weeks on television and radio, in such markets and such times, as the producer reasonably considers appropriate.

(b) The Company acknowledges that the Producer/Talent has not made any representation or warranty, directly or indirectly, that the broadcast of the Product will result in any specific amount of sales for the Company or other results.

3. Engagement Period. The term of the retention and engagement shall be such a period of time as it takes to complete the Services outlined in Section 2.

4. Compensation; Production Fee.

a. As compensation in full for the proper and satisfactory performance of the Services, Damon R Devitt shall be paid a Production Fee (the "Production Fee") of 15,000,000 shares of the company's common stock, of which, 7,500,000 shall be paid three (3) business days after the execution and delivery of this Agreement, with the remaining 7,500,000 due upon completion of the long form infomercial. The Production Fee shall be paid in shares of the Company's common stock. All common stock will be freely tradable and issued under a current and valid S-8 Registration statement which has been declared effective by the SEC.

b. Damon R Devitt shall be responsible for the payment of all taxes, levies and similar charges (whether federal, state or local, domestic or foreign) which are payable in respect of the Production & Marketing Fee, and Damon R Devitt shall indemnify the Company and its directors, stockholders, officers and agents, and their respective successors, assigns and personal representatives and hold each of them harmless with respect to the payment of any and all such taxes, levies and similar charges and any claim that any of them is responsible or liable for such payment. Damon R Devitt acknowledges and agrees that Damon R Devitt is not an employee of the Company and Damon R Devitt has no right to participate in any of the Company's benefit plans or other plans available to employees of the Company.

c. The Company shall always have available a sufficient number of common shares, fully registered under Form S-8, in order to satisfy it's obligation under this agreement.

d. Upon completion of the initial two-week media placement, the Producer, at his sole discretion, has the right to purchase another two weeks of media if it believes the media is available at reasonable rates and will further enhance the results of the campaign. If that option is exercised, the company will issue an additional 10,000,000 shares, issued under Registration Form S-8 (as a foresaid).

5. Expense Reimbursement. Damon R Devitt shall be entitled to reimbursement from the Company for reasonable out-of-pocket expenses incurred in connection with the performance of the Services. Any such reimbursable expenses shall be subject to the

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Company's pre-approval, which approval shall not be unreasonably withheld or delayed. The company will pay reimbursable expenses by the issuance of shares of the Company's common stock, which shall be issued under Rule 144, and shall be valued on the basis of the average of the closing prices of the Company's common stock for the three trading days prior to issuance.

6. **Relationship of the Parties.** This Agreement is between two (2) independent contracting Parties and nothing herein shall constitute or create an employer-employee relationship, a partnership, a joint venture or any other joint enterprise or agent-principal relationship between the Parties. The Company is not a fiduciary of Damon R Devitt. Damon R Devitt shall not have the right to obligate or legally bind the Company and will not hold himself out to any third Party or to make any representation to any third Party that Damon R Devitt has the right to do so.

7. **Confidentiality Covenant.** During the Engagement Period and thereafter, Damon R Devitt shall not, and shall cause his affiliates not to, directly or indirectly, under any circumstance: (i) disclose any Confidential Information (as such term is hereinafter defined); (ii) act so as to impair the confidential or proprietary nature of any such Confidential Information; or (iii) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure or impairment of any such Confidential Information or trade secret, unless consented to in writing by the Company or requested in connection with the performance of the Services. All Confidential Information is and shall remain the sole and exclusive property of the Company. For purposes hereof, the term "Confidential Information" shall mean any and all of the following (regardless of the medium in which maintained or stored): confidential or proprietary information or material not in the public domain about or relating to any aspect of the business, activities, plans, prospects or strategies (whether or not pursued) of the Company or any of its subsidiaries or affiliates including, without limitation, financial information and projections, research and development plans or projects; data and reports; computer materials such as programs, instructions, source codes, object codes and printouts; formulas; product-testing information; business improvements; processes; manufacturing processes; patent, trademark and other intellectual property strategies, licensing strategies, marketing and selling strategies; strategic business plans (whether or not pursued); budgets; licenses; pricing, pricing strategies and cost data; information regarding the skills and compensation of employees and consultants; the identities of customers and potential customers; forecasts, marketing techniques; the identities of suppliers, vendors and contractors; the terms of any contract or agreement; and any other information mentioned or data which is not public and/or of a confidential nature relating to any aspect of the business, operations, activities or condition (financial or otherwise) of the Company. In the event that Damon R Devitt or any of his affiliates becomes legally required to disclose any Confidential Information, Damon R Devitt will provide the Company with prior written notice thereof so that the Company may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 7 to permit a particular disclosure. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Section 7 to permit a particular disclosure, Damon R Devitt shall only disclose that

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portion of the Confidential Information which Damon R Devitt is advised by Damon R Devitt legal counsel is legally required to be disclosed. Confidential Information shall not include any information (i) that is publicly known at the time of its disclosure other than through a breach of this Agreement by Damon R Devitt; (ii) is lawfully received by Damon R Devitt from a third party who, to the knowledge of Damon R Devitt, after making reasonable inquiry, is not bound by a confidentiality obligation to the Company or who does not have a fiduciary or similar obligation to the Company; or (iii) was already known by Damon R Devitt prior to its disclosure, as documented and evidenced by Damon R Devitt books and records.

8. Representations and Warranties.

(a) Each Party hereby represents and warrants to the other that (i) it has the full power, ability and authority (corporate and otherwise) to execute and deliver this Agreement and to perform its obligations hereunder; (ii) the execution, delivery and performance of this Agreement has been duly authorized by such Party in accordance with all requisite corporate power (including business and corporate power) and authority; (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against such Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium, insolvency and other similar laws affecting the enforcement of creditors' rights generally and that enforcement may be limited by general principles of equity; (iv) such Party's execution, delivery and performance of this Agreement does not violate, contravene or cause a breach of, or default under, any contract or agreement to which it is a party, or violate any decree, order or judgment to which it is a party or by which it or its properties or assets are bound or any law or regulation applicable to it; and (v) no consent from, filing with, or notice to any person or entity is required to be made or obtained by such Party in connection with its execution, delivery and performance of this Agreement.

(b) Damon R Devitt hereby further represents and warrants to the Company that nothing in Damon R Devitt prior employment or consulting engagements will prohibit or limit his performance of the Services as contemplated hereby and that Damon R Devitt is not bound by any agreement with any other parties that would be violated or breached by Damon R Devitt execution, delivery and performance of this Agreement.

9. Indemnification.

(a) The Company shall indemnify and hold harmless Damon R Devitt, and Damon R Devitt, agents, affiliates and their respective successors, assigns and personal representatives (each a " Damon R Devitt Indemnitee") from and against any loss, liability, claim, damage, action, suit, penalty, cost or expense (including, without limitation, reasonable attorneys' fees and expenses), incurred by any Damon R Devitt Indemnitee in connection with defending any claim action, suit or proceeding, or any threat thereof (whether or not in writing), which is based on or arises out of (a) any breach by the Company of any of its representations and warranties made herein or in any information furnished pursuant to this Agreement or any breach by the Company or

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failure by the Company to observe or perform any of the covenants or agreements set forth in this Agreement on the part of the Company to be observed or performed; or (b) any violation of applicable law or regulation by the Company.

(b) Damon R Devitt shall indemnify and hold harmless the Company, and its directors, officers, shareholders, employees, agents, affiliates and their respective successors, assigns and personal representatives (each a "the Company Indemnitee") from and against any loss, liability, claim, damage, action, suit, penalty, cost or expense (including, without limitation, reasonable attorneys' fees and expenses), incurred by any the Company Indemnitee in connection with defending any claim, action, suit or proceeding or threat thereof, (whether or not in writing), which is based on or arises out of (a) any breach by Damon R Devitt of any of its representations or warranties made herein or in any information furnished pursuant to this Agreement or any breach by Damon R Devitt or failure by Damon R Devitt to observe or perform any of the covenants or agreements set forth in this Agreement on the part of Damon R Devitt to be observed or performed; or (b) any violation of applicable law or regulation by Damon R Devitt.

(c) The indemnification obligations of the Parties set forth in this Section 9 shall survive the termination of this Agreement or the expiration of the Term of this Agreement.

10. Termination.

(a) Notwithstanding anything to the contrary set forth herein, Damon R Devitt or the Company, as the case may be, shall have the right to terminate this Agreement, prior to the end of the Engagement Period, upon written notice to the other Party hereto, after the occurrence of any of the following events with respect to the other Party hereto:

i. any representation or warranty made by the other Party hereto set forth in this Agreement or in any information furnished pursuant to this Agreement shall prove to be materially false or materially misleading as of the time made; or

ii. the voluntary or involuntary commencement of bankruptcy, insolvency, reorganization or similar proceedings with respect to such other Party or the making of a general assignment for the benefit of creditors by such other Party; provided that in the case of involuntary proceedings, such proceedings are not stayed or dismissed within sixty (60) days after the commencement thereof; or

iii. the liquidation or dissolution of such other Party or the appointment of a receiver or trustee over all or a substantial portion of such other Party's properties and assets; or

iv. a breach by such other Party of any material term or provision hereof or any covenant or agreement of such other Party set forth herein or the

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failure of such other Party to observe or perform any term, provision, covenant or agreement set forth in this Agreement on its part to be observed or performed, and such breach or failure is not fully remedied within thirty (30) days after receipt of written notice of such breach or failure from the Party exercising the right to terminate.

(b) The right of a Party to terminate this Agreement shall not be the exclusive remedy available to a non-breaching Party with respect to the events that may give rise to a termination. All such remedies of the Parties, whether at law, in equity or set forth herein shall be cumulative and may be exercised concurrently or at different times.

11. Amendment; Entire Agreement. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the Parties hereto. Any waiver by a Party, of any breach of or failure to comply with any term, provision or condition of this Agreement by the other Party hereto shall not be construed as, or constitute, a continuing waiver of such term, provision or condition, or a waiver of any other breach of, or failure to comply with, any other term, provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any term, provision or condition of this Agreement shall be effective unless in a written instrument signed by the Party granting the waiver. No failure or delay by either Party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof, at any time whatsoever, or the exercise of any other right. This Agreement contains the entire understanding and agreement of the Parties relating to the subject matter hereof and it supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the Parties with respect to such subject matter, all of which are merged herein.

12. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (b) if mailed certified or registered mail return receipt requested (with all costs prepaid), four (4) business days after being mailed, (c) if delivered by a recognized overnight courier service of recognized standing (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service), on (d) by facsimile transmission on the business day sent, if received before 5:00 p.m. in the time zone of the intended recipient, or on the next business day if received thereafter (with receipt confirmed by mechanically by the recipients fax machine) of the If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 12), or the refusal to accept same, the notice, demand, consent, request, instruction or other

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communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses as applicable:

If to the Company:

Bio-Solution Corp
1250 NE Loop 410, Suite 200
San Antonio, TX 78209

If to the Producer/Talent:

Damon R Devitt
3075 Veterans Highway - Suite 131
Ronkonkoma, NY 11779

or to such other address as any Party may specify by notice given to the other Party in accordance with this Section 12.

13. **Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed in that State, without regard to any of its principles of conflicts of laws or other laws, which would result in the application of the laws of another jurisdiction. Each of the Parties hereby unconditionally and irrevocably waives the right to a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The prevailing Party in any such action, suit or proceeding shall be entitled to be reimbursed for its reasonable out-of-pocket costs and expenses incurred in connection thereafter, including, without limitation, reasonable attorneys' fees and expenses.

14. **Severability.** Should any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction by a court of competent jurisdiction, that holding shall be effective only to the specific provision, the extent of such invalidity, illegally or unenforceability, without invalidating or rendering invalid, illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the Parties that this Agreement shall be fully enforced to the fullest extent permitted by applicable law.

15. **Anti-Dilution.** All shares to be issued under this agreement shall have customary anti-dilution protection.

16. **Remedies.** All rights and remedies hereunder and with respect to this Agreement shall be cumulative and may be exercised singly or concurrently.

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17. Assignment. This Agreement and the rights and obligations hereunder may not be assigned by either Party hereto without the prior written consent of the other Parties hereby: provided that the Company may assign this Agreement to any person or entity that purchases all or substantially all of the assets of the Company or that purchases all of the stock of the Company. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and the respective successors of the Company (whether by merger, consolidation, recapitalization or other similar transaction) and permitted assigns of the Parties.

18. Drafting History. In resolving any dispute under, or construing any provision in under, this Agreement, there shall be no presumption made or inference drawn (a) because the attorneys for one of the Parties drafted such provision of this Agreement, (b) because of the drafting history of the Agreement, or (c) because of the inclusion of a provision not contained in a prior draft or the deletion of a provision contained in a prior draft. This Agreement shall be construed and interpreted as if it was drafted jointly by the Company and Producer/Talent. There are no representations or warranties between the parties relating to the transactions contemplated hereby which are not expressly set forth in this agreement.

19. Headings, Counterparts, etc. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa. This Agreement may be executed in one or more counterparts, each of which, when takes together, shall constitute one and the same agreement. This Agreement may be executed by facsimile signature which shall constitute a legal and valid signature for purposes hereof.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the date first above written.

Damon R Devitt

By: Damon R Devitt
Name: Damon R Devitt
Title: Producer/Talent

BIO-SOLUTIONS CORP

8-1-2013

By: ______________________
Name: Bill Gallagher
Title: CEO & President